Exhibit 99.1

Press Release

April 1, 2015

FOR IMMEDIATE RELEASE:

COMSTOCK HOLDING COMPANIES REPORTS 2014 RESULTS AND PROVIDES PRELIMINARY HIGHLIGHTS FOR FIRST QUARTER 2015

Washington, DC/Reston, VA—Comstock Holding Companies, Inc., (NASDAQ: CHCI), announced 2014 results and provided preliminary highlights on the first quarter 2015 performance:

2014 year-end financial results:

•	Total revenue of $48.0 million in 2014 compared to $54.6 million in 2013

•	Unit deliveries of 102, generating homebuilding revenue of $47.4 million in 2014 compared to unit deliveries of 107 generating $53.8 million of homebuilding revenue in 2013

•	Net loss of $(6.8) million or $(.32) per diluted share in 2014 compared to $(2.0) million or $(.10) per diluted share in 2013;

•	2014 results reflect an impairment charge of $(2.7) million or $(.13) per diluted share and $(0.6) million or $(.03) per diluted share of severance charges;

•	Backlog at year-end 2014 of 24 units valued at $12.4 million, compared to 28 units valued at $12.3 million at year-end 2013;

•	Controlled community count and open community count increased to 19 and 10 respectively at year-end 2014 from 11 and 5, respectively at year-end 2013 and

•	Comstock’s pipeline of controlled land inventory expanded to approximately 1,146 lots at year-end 2014 from 657 lots at year-end 2013.

The Company filed a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission today with regard to its Form 10-K for the year ended December 31, 2014. The Company needs additional time to complete the accounting associated with the Company’s most recent private offering, the Comstock Growth Fund. In addition, the Company needs to finalize the extension of certain project loans that matured on March 25, 2015. The Company expects that it will complete the work described above and obtain the necessary extensions from the bank in time for the Company to file its Form 10-K for the fiscal year ended December 31, 2014 within the fifteen-day extension provided by Rule 12b-25 of the Exchange Act.

2015 1st quarter preliminary highlights:

On a preliminary basis, the Company indicated year-over-year and sequential quarter-over-quarter improvement of several performance metrics as set forth below during the first quarter of 2015. Note that the preliminary financial results, other than the historical results referenced below, are subject to completion of Comstock’s financial and accounting closing and review procedures.

•	Homebuilding revenue in the first quarter of 2015 of $10.0 million compared to approximately $7.8 million in the same period of 2014, and compared to $9.7 in the fourth quarter of 2014

•	Unit deliveries of 21, compared to 19 unit deliveries in the same period of 2014 and 20 unit deliveries in the fourth quarter of 2014

•	Backlog at 3/31/2015 of 27 units valued at $14.3 million, all of which is expected to be delivered in 2015

•	Controlled community count and open community count increased to 19 and 10, respectively, at 3/31/15

•	Comstock’s pipeline of controlled land inventory expanded to approximately 922 lots at 3/31/15 from 474 one year earlier.

“We continue to expand homebuilding operations in our core market of Washington, DC, with a goal of achieving scale necessary to rationalize operating costs. Significant progress has been made over the past year, which gives us reason to be optimistic that we will achieve this primary objective during 2015,” said Chairman and CEO Christopher Clemente. “During the last 12 months we have made numerous dramatic operational enhancements, revising all aspects of our product offerings and operations to better position Comstock going forward. We believe that these changes, coupled with our increased pipeline of well located projects and stabilized market conditions, are beginning to translate into positive performance.”

Notable operational enhancements made during the previous 12 months and anticipated impact on performance include:

•	Establishment of new purchasing department staffed by experienced managers is lowering construction costs and contributing to our ability to maximize gross margin on all products offered by the Company

•	New business management tools are enhancing information flow between managers and improving analytical and forecasting capabilities

•	New products are improving our competitive position in the market while enhancing absorption and revenue potential of projects

•	Revised sales processes are maximizing performance of projects as sale managers are better able to manage sales and increase focus on high margin optional features

•	New construction schedule management tools are improving field operations and reducing labor costs

•	Establishment of new land acquisition and development department staffed by experienced managers is having success increasing pipeline of available building lots

•	Enhanced controls on land development operations are improving ability to control and forecast timing of project entitlements and improving controls on land development costs

•	New Quality Assurance program is reducing warranty service costs and enhancing customer relations

•	Enhanced management team of Comstock Real Estate Services, LC is increasing non-homebuilding revenue

COMSTOCK COMMUNITIES NOW OPEN

•	City Homes at the Hampshires (Washington DC) — single-family homes priced from the mid $700s

•	Townes at the Hampshires (Washington DC) — townhomes priced from the low $500s

•	Townes at Falls Grove (Manassas, VA, Prince William County) — townhome style condominiums priced from the high $200s

•	Townes at Shady Grove (Rockville, MD, Montgomery County) — townhomes, adjacent to the Metro, priced from the low $600s

•	Townes at Maxwell Square (Frederick, MD, Frederick County) — townhomes in historic downtown Frederick priced from the high $300s

•	Townes at Hallcrest (Sterling, VA, Loudoun County) — townhomes priced from the mid $400s

•	Estates at Falls Grove (Manassas, VA, Prince William County) — single-family homes priced from the mid $400s

•	Estates at Leeland, (Fredericksburg, VA, Stafford County) — single-family homes priced from the mid $300s

•	The Villas at Two Rivers (Odenton, MD, Anne Arundel County) – villas priced from the mid $400s

COMSTOCK COMMUNITIES COMING SOON

•	The Estates at Popkins Lane (Alexandria, VA) — single-family homes priced from the mid $800s with construction and sales activity beginning in the fall of 2016

•	The Estates at Stone Ridge (Loudoun County, VA) — townhomes priced from the low $600s with construction and sales activity beginning in the fall of 2015

About Comstock Holding Companies, Inc.

Comstock is a multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC, and provides a variety of capital markets advisory and real estate asset related services through its wholly owned subsidiary, Comstock Real Estate Services, LC. Our track record of developing numerous successful communities in multiple markets throughout the Southeastern United States, representing nearly 6,000 homes, together with our substantial experience in building a diverse range of products including apartments, single-family homes, townhouses, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) developments, has positioned Comstock as a leading residential developer and homebuilder, with a focus on the Washington, D.C. metropolitan area. Comstock’s extensive real estate development experience positions Comstock Real Estate Services, LC to provide a unique brand of experience based capital markets advisory and real estate asset management services to clients nationwide. Comstock Holding Companies, Inc. is a publicly traded company, trading on NASDAQ under the symbol “CHCI”. For more information about Comstock’s development projects, please visit: www.comstockhomes.com. For more information about the capital markets or real estate related services provided by Comstock, please visit: www.comstockREservices.com. For investor relations, please visit: www.comstockholding.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will,” “should,” “seeks” or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Some factors which may affect the accuracy of the forward-looking statements apply generally to the real estate industry, while other factors apply directly to us. Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include, without limitation: completion of our financial accounting and review procedures general economic and market conditions, including interest rate levels; our ability to service our debt; inherent risks in investment in real estate; our ability to compete in the markets in which we operate; economic risks in the markets in which we operate, including actions related to government spending; delays in governmental approvals and/or land development activity at our projects; regulatory actions; fluctuations in operating results; our anticipated growth strategies; shortages and increased costs of labor or building materials; the availability and cost of land in desirable areas; adverse weather conditions or natural disasters; our ability to raise debt and equity capital and grow our operations on a profitable basis; and our continuing relationships with affiliates. Additional information concerning these and other important risk and uncertainties can be found under the heading “Risk Factors” in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 2013. Our actual results could differ materially from these projected or suggested by the forward-looking statements. Comstock claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements contained herein. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company Contact:

Joe Squeri

Chief Financial Officer

703.230.1229

Investor Relations Contact:

Jody Burfening / Harriet Fried/

LHA

212.838.3777

hfried@lhai.com

SOURCE: Comstock Holding Companies, Inc.

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Cash and cash equivalents	$7,498	$11,895
Restricted cash	1,779	2,458
Trade receivables	110	346
Real estate inventories	40,889	39,843
Property, plant and equipment, net	395	243
Other assets	5,696	2,094

TOTAL ASSETS	$56,367	$56,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$8,538	$7,506
Notes payable—secured by real estate inventories	28,379	22,701
Notes payable—due to affiliates, unsecured, net of discount	15,488	4,687
Notes payable—unsecured	2,064	2,580
Income taxes payable	43	346

TOTAL LIABILITIES	54,512	37,820

Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY (DEFICIT)
Class A common stock, $0.01 par value, 77,266,500 shares authorized, 19,099,722 and 18,629,638 issued and outstanding, respectively	191	186
Class B common stock, $0.01 par value, 2,733,500 shares authorized, issued and outstanding	27	27
Additional paid-in capital	171,452	170,811
Treasury stock, at cost (522,033 and 426,633 shares Class A common stock, respectively)	(2,583)	(2,480)
Accumulated deficit	(171,218)	(164,379)

TOTAL COMSTOCK HOLDING COMPANIES, INC. EQUITY (DEFICIT)	(2,131)	4,165
Non-controlling interests	3,986	14,894

TOTAL EQUITY	1,855	19,059

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,367	$56,879

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	For the years ended December 31,
	2014	2013
	(unaudited)
Revenues
Revenue—homebuilding	$47,378	$53,806
Revenue—other	587	808

Total revenue	47,965	54,614
Expenses
Cost of sales—homebuilding	38,133	41,596
Cost of sales—other	372	808
Impairment charges and write-offs, net	2,695	348
Sales and marketing	2,130	1,975
General and administrative	7,762	6,739
Interest, real estate taxes and indirect costs related to inactive projects	26	408

Operating (loss) income	(3,153)	2,740
Other income, net	407	267

(Loss) income before income tax expense	(2,746)	3,007
Income tax expense	(368)	(346)

Net (loss) income	(3,114)	2,661
Less: Net income attributable to non-controlling interests	3,725	4,691
Net loss attributable to Comstock Holding Companies, Inc.	$(6,839)	$(2,030)

Basic loss per share	$(0.32)	$(0.10)
Diluted loss per share	$(0.32)	$(0.10)
Basic weighted average shares outstanding	21,084	20,681
Diluted weighted average shares outstanding	21,084	20,681